Exhibit 21.1

SUBSIDIARIES OF THE INTERGROUP CORPORATION

(1)	Intergroup Summit Hills, Inc. (incorporated on August 12, 1993 in TX)
(2)	Intergroup Mariposa, Inc. (incorporated on June 23, 1994 in TX)
(3)	Intergroup Cross Keys, Inc. (incorporated on April 1, 1994 in MO)
(4)	Intergroup Bridgeton, Inc. (incorporated on May 12, 1994 in MO)
(5)	Intergroup Whisperwood, Inc. (incorporated on June 20, 1994 in PA)
(6)	Mutual Real Estate Corp. (incorporated on March 10, 1994 in TX)
(7)	Golden West Entertainment, Inc. (incorporated February 15, 1990 in CA)
(8)	Golden West Television Productions, Inc. (incorporated September 17, 1991 in CA)
(9)	Golden West Television Productions, Inc. (incorporated March 17, 1986 in NY)
(10)	Intergroup Meadowbrook Gardens, Inc. (incorporated on June 23, 1994 in NJ)
(11)	Intergroup Pine Lake, Inc. (incorporated on February 9, 1996 in KY)
(12)	Healthy Planet Communications, Inc. (incorporated July 3, 1997 in CA)
(13)	Portsmouth Square, Inc. (incorporated July 6, 1967 in CA) *
(14)	2301 Bel-Air Equity, Inc. (incorporated May 25, 2000 in CA)
(15)	11371 Ovada Properties, Inc. (incorporated May 25, 2000 in CA)
(16)	11361 Ovada Properties, Inc. (incorporated June 1, 2000 in CA)
(17)	11680 Bellagio Properties, Inc. (incorporated May 25, 2000 in CA)
(18)	11650 Bellagio Properties, Inc. (incorporated August 17, 2000 in CA)
(19)	636 Acanto Properties, Inc. (incorporated February 15, 2001 in CA)
(20)	614 Acanto Properties, LLC. (converted from 614 Acanto Properties Inc. November 16, 2020 in CA)
(21)	Intergroup Uluniu, Inc. (incorporated August 12, 2004 in HI)
(22)	850 Moraga Properties LLC (formed on October 19, 2010 in CA)
(23)	855 Moraga Properties LLC (formed on October 19, 2010 in CA)
(24)	11666 Bellagio Properties LLC (formed on July 8, 2015 in CA)
(25)	801 26th Street Properties LLC (formed on June 23, 2016 in CA)
(26)	11678 Bellagio Properties LLC (formed on July 3, 2003 in CA)
(27)	606 Acanto Properties LLC (formed on April 19, 2021 in CA)

Unless otherwise indicated, all subsidiaries are 100%-owned.

*	The InterGroup Corporation owns approximately 75.9% of Portsmouth Square, Inc.